SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
     SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
SecuritiesExchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ]	Definitive Proxy Statement		(as permitted by Rule14a-6(e)(2))

[ ]	Definitive Additional Materials

[X]	Soliciting Material Under Rule 14a-12

THERASENSE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Filed by TheraSense, Inc. pursuant to Rule 14a-12
of the Securities and Exchange Act

      The following is the text of an email message from W. Mark Lortz of TheraSense, Inc. sent to all employees of TheraSense, Inc. on January 21, 2004 :

Dear Team Members:

For those of you who attended the employee meeting earlier today with the management team from Abbott, you heard us discuss the need for transition teams between the two companies going forward in order to move the relationship forward and ‘hit the road running’ with our combined business strengths. You had the opportunity to meet some of the Abbott transition team members and I would like to introduce you to the TheraSense transition team members:

Steve Bubrick, TheraSense Integration Leader
Michael Nevares, Program Director
Dave McLoughlin, Program Director

In the transition organization, Steve, Mike and Dave will report to the Transition Steering Committee and will work collaboratively with their Abbott counterparts as well as the functional (departmental) transition team chairpersons we intend to establish shortly.

These 3 employees will retain their current roles within the organization while shifting some responsibilities to manage their new workload. Please lend them your support in these roles and also feel free to share your thoughts, questions and concerns regarding the pending relationship between Abbott and TheraSense.

     In connection with the proposed merger, TheraSense will file a proxy statement and other relevant documents with the Securities and Exchange Commission (SEC).  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS.  INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THERASENSE AND ABBOTT THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THERASENSE BY DIRECTING A REQUEST TO: INVESTOR RELATIONS, THERASENSE, INC., 1360 SOUTH LOOP ROAD, ALAMEDA, CA 94502; PHONE (510) 749-5400.  DOCUMENTS FILED WITH THE SEC BY ABBOTT MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM ABBOTT BY DIRECTING A REQUEST TO: INVESTOR RELATIONS, ABBOTT LABORATORIES, 100 ABBOTT PARK ROAD, ABBOTT PARK, IL 60064; PHONE (847) 937-7300.

TheraSense, Abbott and their respective directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of TheraSense’s stockholders and their interests in the solicitation will be set forth in the proxy statement when it is filed with the SEC.

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